Exhibit 99.1

Fortune Brands Reports Sales and EPS for Q3; Updates Annual Outlook

Highlights from continuing operations:

  Q3 2014 sales increase 5 percent year-over-year to $1.1 billion
  Q3 2014 EPS of $0.54; EPS before charges/gains increase 20 percent to $0.55 despite $0.02 adverse impact of accelerated closing of window business sale
  Company expects full-year 2014 EPS before charges/gains of $1.84 - $1.86 on sales growth of around 8 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--October 29, 2014--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced third quarter 2014 results from continuing operations and updated its 2014 annual outlook for sales and earnings per share.

“Our teams delivered solid growth in the third quarter despite the comparison to the prior year quarter where sales increased 24 percent and a market that is currently running at the low end of our planning assumption,” said Chris Klein, chief executive officer, Fortune Brands. “Importantly, our mix continues to improve and we continue to gain share. At the same time, we are strengthening our portfolio and have invested in capacity to deliver higher growth in 2015 and beyond.”

Third Quarter 2014

For the third quarter of 2014, sales were $1.1 billion, an increase of 5 percent over the third quarter of 2013. Earnings per share were $0.54, compared to $0.37 in the prior-year quarter. EPS before charges/gains were $0.55, compared to $0.46 the same quarter last year. Operating income was $136.4 million, compared to $97.6 million in the prior-year quarter. Operating income before charges/gains was $138.2 million, compared to $120.5 million the same quarter last year. Window business results have now been reflected as a discontinued operation in all periods and are therefore excluded from these results.

“Sales increased 5 percent for the total company and importantly, earnings per share before charges/gains increased 20 percent,” Klein said.

For each segment in the third quarter of 2014, compared to the prior-year quarter:

  Cabinet sales were up 1 percent. Excluding the impact of both exiting builder direct business in the west and the comparison to a large bath vanity product launch in the third quarter of 2013, core cabinet sales increased 10 percent with mid-teens growth in the dealer channel and high-single digits gains in retail.
  Plumbing sales increased 2 percent, led by growth in the U.S. wholesale channel and retail, up 5 percent and 8 percent respectively, and offset partially by softer international sales.
  Door sales were up 13 percent with growth in both the wholesale and retail channels.
  Security & Storage sales increased 17 percent. Sales from the SentrySafe acquisition added significantly to the growth while organic security sales increased 4 percent and tool storage sales decreased 3 percent.

“Our core business performance remained solid and we continue to invest in incremental capacity to support future sales growth,” said Lee Wyatt, chief financial officer. “While these capacity investments, combined with slower market growth, pressure profitability in the short run, they should enhance future profit growth. We are also taking steps to refine our portfolio with the acquisition of SentrySafe and the sale of Simonton windows in the third quarter and by separating the tool storage business from our larger and growing security business in the fourth quarter. All of these actions should position us well to deliver even higher growth in 2015 and beyond.”

Company Updates Annual Outlook for 2014

The Company’s 2014 annual outlook is based on a slower U.S. home products market growth assumption of 4 to 5 percent for the fourth quarter. Based on the Company’s expectation to continue outperforming the market, the Company expects full-year 2014 net sales to increase approximately 8 percent.

The Company expects diluted EPS before charges/gains to be in the range of $1.84 to $1.86, which compares to 2013 diluted EPS before charges/gains of $1.50 and assumes that tool storage profits are even with the prior year.

The Company’s outlook includes the impact of third quarter actions, including the acquisition of SentrySafe, the sale of Simonton windows, and share repurchases.

The Company continues to expect to generate free cash flow approaching $200 million for the full year 2014. The expected free cash flow is net of anticipated capital expenditures of approximately $120 million, as the Company invests in incremental capacity and infrastructure to support multi-year growth.

“Although we are seeing growth in both new construction and consumer spending on remodel projects, that growth is at the low end of our last estimates,” said Klein. “Regardless, we continue to gain share, our core businesses are performing well and we are well-positioned for higher growth in 2015. Importantly, we also remain sharply focused on driving incremental shareholder value with our cash flow and balance sheet.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, the effects of the SentrySafe acquisition, the effects of the sale of Simonton windows, the separation of our tool storage business from our security business and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, cabinet sales excluding the impact of both exiting the builder direct business and the comparison to a large bath vanity products launch in the third quarter of 2013, operating income before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC. (In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Net Sales (GAAP)
Cabinets	$452.6	$448.6	1	$1,331.4	$1,186.3	12
Plumbing	345.9	338.1	2	995.9	969.6	3
Doors	114.4	100.9	13	304.5	274.1	11
Security & Storage	184.8	157.4	17	441.5	417.9	6
Total Net Sales	$1,097.7	$1,045.0	5	$3,073.3	$2,847.9	8

Operating Income Before Charges/Gains (a)
Cabinets	$36.5	$36.8	(1)	$102.8	$87.0	18
Plumbing	76.0	65.9	15	201.3	176.2	14
Doors	12.1	7.5	61	21.7	12.0	81
Security & Storage	27.6	29.5	(6)	59.4	68.1	(13)
Corporate Expenses	(14.0)	(19.2)	27	(42.6)	(50.7)	16
Total Operating Income Before Charges/Gains	$138.2	$120.5	15	$342.6	$292.6	17

Earnings Per Share Before Charges/Gains (b)
Diluted - Continuing Operations	$0.55	$0.46	20	$1.35	$1.12	21

EBITDA Before Charges/Gains (c)	$161.8	$141.8	14	$408.5	$352.5	16

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$175.1	$241.4
Accounts receivable, net	534.5	445.4
Inventories	520.9	456.9
Other current assets	132.4	127.8
Current assets of discontinued operations	-	55.9
Total current assets	1,362.9	1,327.4

Property, plant and equipment, net	533.3	496.0
Goodwill	1,455.6	1,433.8
Other intangible assets, net of accumulated amortization	665.9	630.0
Other assets	63.5	42.7
Non-current assets of discontinued operations	-	248.2
Total assets	$4,081.2	$4,178.1

Liabilities and Equity
Current liabilities
Notes payable to banks	$3.5	$6.0
Current portion of long-term debt	26.2	-
Accounts payable	341.4	329.8
Other current liabilities	339.1	361.4
Current liabilities of discontinued operations	-	41.5
Total current liabilities	710.2	738.7

Long-term debt	653.8	350.0
Deferred income taxes	198.2	198.9
Other non-current liabilities	178.4	183.1
Non-current liabilities of discontinued operations	-	54.3
Total liabilities	1,740.6	1,525.0

Stockholders' equity	2,337.2	2,649.4
Noncontrolling interests	3.4	3.7
Total equity	2,340.6	2,653.1
Total liabilities and equity	$4,081.2	$4,178.1

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net income	$113.9	$166.3
Depreciation and amortization	73.2	66.2
Asset impairment charges	-	27.4
Recognition of actuarial losses	1.7	5.6
Deferred taxes	5.6	(0.9)
Loss on sale of discontinued operation	83.2	-
Other noncash items	24.8	20.6
Changes in assets and liabilities, net	(192.2)	(119.0)
Net cash provided by operating activities	$110.2	$166.2

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(82.1)	$(53.1)
Proceeds from sale of discontinued operation	130.0	-
Cost of acquisitions, net of cash	(118.5)	(302.0)
Other investing activities	(7.0)	(0.2)
Net cash used in investing activities	$(77.6)	$(355.3)

Financing Activities
Increase in debt, net	$327.3	$30.9
Proceeds from the exercise of stock options	23.1	41.3
Treasury stock purchases	(411.4)	(43.1)
Dividends to stockholders	(58.5)	(33.2)
All other, net	22.2	13.9
Net cash (used in) provided by financing activities	$(97.3)	$9.8

Effect of foreign exchange rate changes on cash	(1.6)	0.3

Net decrease in cash and cash equivalents	$(66.3)	$(179.0)
Cash and cash equivalents at beginning of period	241.4	336.0
Cash and cash equivalents at end of period	$175.1	$157.0

FREE CASH FLOW	Nine Months Ended September 30,		2014 Full Year
	2014	2013	Approximation

Free Cash Flow*	$54.5	$154.4	$175.0 - 200.0
Add:
Capital expenditures	82.3	55.2	120.0
Less:
Proceeds from the sale of assets	0.2	2.1	-
Proceeds from the exercise of stock options	23.1	41.3	25.0
Taxes and transaction costs on sale of discontinued operation	3.3	-	25.0
Cash Flow From Operations (GAAP)	$110.2	$166.2	$245.0 - 270.0

* Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. It additionally excludes payments of taxes and transaction costs on the discontinued sale of the Simonton window business. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change

Net Sales	$1,097.7	$1,045.0	5	$3,073.3	$2,847.9	8

Cost of products sold	719.4	686.1	5	2,023.5	1,853.6	9

Selling, general
and administrative expenses	238.3	235.7	1	699.4	701.0	(0)

Amortization of intangible assets	3.5	3.0	17	9.6	6.3	52

Restructuring charges	0.1	1.4	(93)	3.2	1.9	68

Asset impairment charge	-	21.2	(100)	-	21.2	(100)

Operating Income	136.4	97.6	40	337.6	263.9	28

Interest expense	3.2	2.1	52	7.2	5.5	31

Other (income) expense, net	(0.3)	(0.5)	40	0.1	5.6	(98)

Income from continuing operations before income taxes	133.5	96.0	39	330.3	252.8	31

Income taxes	44.9	31.9	41	105.2	84.7	24

Income from continuing operations, net of tax	$88.6	$64.1	38	$225.1	$168.1	34

Income (loss) from discontinued operations, net of tax	(109.5)	0.5	(22,000)	(111.2)	(1.8)	(6,078)

Net income (loss)	$(20.9)	$64.6	(132)	$113.9	$166.3	(32)

Less: Noncontrolling interests	0.2	0.4	(50)	0.9	0.8	13

Net income (loss) attributable to
Fortune Brands Home & Security	$(21.1)	$64.2	(133)	$113.0	$165.5	(32)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.54	$0.37	46	$1.34	$0.98	37

Diluted Average Shares Outstanding	163.2	171.6	(5)	167.7	171.1	(2)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the third quarter of 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $0.7 million ($0.5 million after tax) of net restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plans of $1.1 million ($0.7 million after tax or $0.01 per diluted share).

For the nine months ended September 30, 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $3.3 million ($1.6 million after tax or $0.01 per diluted share) of restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plans of $1.7 million ($1.1 million after tax).

For the third quarter of 2013, diluted EPS before charges/gains income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $1.5 million ($1.0 million after tax or $0.01 per diluted share) of restructuring and other charges, an asset impairment charge of $21.2 million ($13.8 million after tax or $0.08 per diluted share) and the impact of expense from the actuarial losses associated with our defined benefit plans of $0.2 million ($0.2 million after tax).

For the nine months ended September 30, 2013, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $2.0 million ($1.4 million after tax) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $5.5 million ($3.7 million after tax or $0.02 per diluted share).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.55	$0.46	20	$1.35	$1.12	21

Restructuring and other charges	-	(0.01)	100	(0.01)	-	-
Asset impairment charges	-	(0.08)	100	-	(0.12)	100
Defined benefit plan actuarial losses	(0.01)	-	-	-	(0.02)	100

Diluted EPS - Continuing Operations	$0.54	$0.37	46	$1.34	$0.98	37

RECONCILIATION OF FULL YEAR 2014 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $1.84 to $1.86 per share. This target assumes tool storage profits are even with prior year. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $1.83 to $1.85 per share. The Company's GAAP basis EPS range assumes the Company incurs no additional actuarial gains or losses associated with its defined benefit plans.

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF FULL YEAR 2013 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS

For the twelve months ended
December 31, 2013

Diluted EPS before charges/gains* (b)	$1.50
Restructuring and other charges	(0.01)
Asset impairment charges	(0.12)
Defined benefit plan actuarial losses	(0.02)

Diluted EPS - Continuing Operations	$1.35

* For the year ended December 31, 2013, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $3.7 million ($2.9 million after tax or $0.01 per diluted share) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $5.1 million ($3.3 million after tax or $0.02 per diluted share).

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change

Income from continuing operations, net of tax	$88.6	$64.1	38	$225.1	$168.1	34

Depreciation*	$19.8	$18.0	11	$56.4	$53.2	6
Amortization of intangible assets	3.5	3.0	17	9.6	6.3	52
Restructuring and other charges	0.7	1.5	(53)	3.3	2.0	65
Interest expense	3.2	2.1	52	7.2	5.5	31
Asset impairment charges	-	21.2	(100)	-	27.4	(100)
Defined benefit plan actuarial losses	1.1	0.2	450	1.7	5.5	(69)
Income taxes	44.9	31.9	41	105.2	84.7	24

EBITDA BEFORE CHARGES/GAINS (c)	$161.8	$142.0	14	$408.5	$352.7	16

*Depreciation excludes accelerated depreciation of ($0.2) million for the nine months ended September 30, 2013. Accelerated depreciation is included in restructuring and other charges.

(b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset	Before
	GAAP	and other	plan actuarial	impairment	Charges/Gains
	(unaudited)	charges	gains or (losses)	charge	(Non-GAAP)

2014	THIRD QUARTER

Net Sales	$1,097.7	-	-	-

Cost of products sold	719.4	(0.5)	(0.1)	-
Selling, general & administrative expenses	238.3	(0.1)	(1.0)	-
Amortization of intangible assets	3.5	-	-	-
Restructuring charges	0.1	(0.1)	-	-

Operating Income	136.4	0.7	1.1	-	138.2

Interest expense	3.2	-	-	-
Other income, net	(0.3)	-	-	-
Income from continuing operations before income taxes	133.5	0.7	1.1	-	135.3

Income taxes	44.9	0.2	0.4	-

Income from continuing operations, net of tax	$88.6	0.5	0.7	-	$89.8

Loss from discontinued operations	(109.5)	-	-	-

Net Income (Loss)	(20.9)

Less: Noncontrolling interests	0.2	-	-	-

Net Income (Loss) attributable
to Fortune Brands Home & Security, Inc.	$(21.1)	0.5	0.7	-	$(19.9)

Income from continuing operations, net of tax
less noncontrolling interests	$88.4	0.5	0.7	-	$89.6

Diluted Average Shares Outstanding	163.2				163.2

Diluted EPS - Continuing Operations	0.54				0.55

2013

Net Sales	$1,045.0	-	-	-

Cost of products sold	686.1	(0.1)	0.5	-
Selling, general & administrative expenses	235.7	-	(0.7)	-
Amortization of intangible assets	3.0	-	-	-
Restructuring charges	1.4	(1.4)	-	-
Asset impairment charge	21.2	-	-	(21.2)

Operating Income	97.6	1.5	0.2	21.2	120.5

Interest expense	2.1	-	-	-
Other income, net	(0.5)	-	-	-
Income from continuing operations before income taxes	96.0	1.5	0.2	21.2	118.9

Income taxes	31.9	0.5	-	7.4

Income from continuing operations, net of tax	$64.1	1.0	0.2	13.8	$79.1

Income from discontinued operations	0.5	-	-	-

Net Income	64.6

Less: Noncontrolling interests	0.4	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$64.2	1.0	0.2	13.8	$79.2

Income from continuing operations, net of tax
less noncontrolling interests	$63.7	1.0	0.2	13.8	$78.7

Diluted Average Shares Outstanding	171.6				171.6

Diluted EPS - Continuing Operations	0.37				0.46

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring		Asset	Before
	GAAP	and other	Defined benefit	impairment	Charges/Gains
	(unaudited)	charges	plan actuarial losses	charges	(Non-GAAP)

2014	YEAR TO DATE

Net Sales	$3,073.3	-	-	-

Cost of products sold	2,023.5	-	(0.7)	-
Selling, general & administrative expenses	699.4	(0.1)	(1.0)	-
Amortization of intangible assets	9.6	-	-	-
Restructuring charges	3.2	(3.2)	-	-

Operating Income	337.6	3.3	1.7	-	342.6

Interest expense	7.2	-	-	-
Other expense, net	0.1	-	-	-
Income from continuing operations before income taxes	330.3	3.3	1.7	-	335.3

Income taxes	105.2	1.7	0.6	-

Income from continuing operations, net of tax	$225.1	1.6	1.1	-	$227.8

Loss from discontinued operations	(111.2)	-	-	-

Net Income	113.9

Less: Noncontrolling interests	0.9	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$113.0	1.6	1.1	-	$115.7

Income from continuing operations, net of tax
less noncontrolling interests	$224.2	1.6	1.1	-	$226.9

Diluted Average Shares Outstanding	167.7				167.7

Diluted EPS - Continuing Operations	1.34				1.35

2013

Net Sales	2,847.9	-	-	-

Cost of products sold	1,853.6	(0.1)	(2.8)	-
Selling, general & administrative expenses	701.0	-	(2.7)	-
Amortization of intangible assets	6.3	-	-	-
Restructuring charges	1.9	(1.9)	-	-
Asset impairment charge	21.2	-	-	(21.2)

Operating Income	263.9	2.0	5.5	21.2	292.6

Interest expense	5.5	-	-	-
Other expense, net	5.6	-	-	(6.2)
Income from continuing operations before income taxes	252.8	2.0	5.5	27.4	287.7

Income taxes	84.7	0.6	1.8	7.4

Income from continuing operations, net of tax	$168.1	1.4	3.7	20.0	$193.2

Loss from discontinued operations	(1.8)	-	-	-

Net Income	166.3

Less: Noncontrolling interests	0.8	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$165.5	1.4	3.7	20.0	$190.6

Income from continuing operations, net of tax
less noncontrolling interests	$167.3	1.4	3.7	20.0	$192.4

Diluted Average Shares Outstanding	171.1				171.1

Diluted EPS - Continuing Operations	0.98				1.12

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Net Sales (GAAP)
Cabinets	$452.6	$448.6	1	$1,331.4	$1,186.3	12
Plumbing	345.9	338.1	2	995.9	969.6	3
Doors	114.4	100.9	13	304.5	274.1	11
Security & Storage	184.8	157.4	17	441.5	417.9	6
Total Net Sales	$1,097.7	$1,045.0	5	$3,073.3	$2,847.9	8

Operating Income
Cabinets	$36.5	$14.1	159	$102.5	$63.8	61
Plumbing	75.8	65.9	15	202.6	176.2	15
Doors	12.1	7.5	61	21.7	12.0	81
Security & Storage	27.1	29.5	(8)	56.7	68.1	(17)
Corporate Expenses (1)	(15.1)	(19.4)	22	(45.9)	(56.2)	18
Total Operating Income (GAAP)	$136.4	$97.6	40	$337.6	$263.9	28

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income Before Charges/Gains (a)
Cabinets	$36.5	$36.8	(1)	$102.8	$87.0	18
Plumbing	76.0	65.9	15	201.3	176.2	14
Doors	12.1	7.5	61	21.7	12.0	81
Security & Storage	27.6	29.5	(6)	59.4	68.1	(13)
Corporate Expenses	(14.0)	(19.2)	27	(42.6)	(50.7)	16

Total Operating Income Before Charges/Gains (a)	138.2	120.5	15	342.6	292.6	17
Restructuring and other charges (2) (3)	(0.7)	(1.5)	53	(3.3)	(2.0)	(65)
Asset impairment charge	-	(21.2)	100	-	(21.2)	100
Defined benefit plan actuarial losses (4)	(1.1)	(0.2)	(450)	(1.7)	(5.5)	69
Total Operating Income (GAAP)	$136.4	$97.6	40	$337.6	$263.9	28

(1) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) Other charges which were recorded in cost of products sold or selling, general and administrative expenses, represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables, allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2013			December 31, 2012
	%	$		%	$
Actual return on plan assets	15.2%	$74.6		14.5%	$63.7
Expected return on plan assets	7.8%	41.8		7.8%	36.8
Discount rate at December 31:
Pension benefits	5.0%			4.2%
Postretirement benefits	4.3%			3.7%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended				For the nine month period ended
	September 30, 2014	September 30, 2013	$ change	% change	September 30, 2014	September 30, 2013	$ change	% change
CABINETS
Operating income before charges/gains(a)	$36.5	$36.8	$(0.3)	(1)	$102.8	$87.0	$15.8	18
Restructuring charges (1)	-	(1.4)	1.4	100	(0.3)	(1.9)	1.6	84
Other charges (2)
Cost of products sold	-	(0.1)	0.1	100	-	(0.1)	0.1	100
Asset impairment charge	-	(21.2)	21.2	100	-	(21.2)	21.2	100
Operating income (GAAP)	$36.5	$14.1	$22.4	159	$102.5	$63.8	$38.7	61

PLUMBING
Operating income before charges/gains(a)	$76.0	$65.9	$10.1	15	$201.3	$176.2	$25.1	14
Restructuring charges (1)	0.3	-	0.3	100	1.2	-	1.2	100
Other charges (2)
Cost of products sold	(0.4)	-	(0.4)	(100)	0.2	-	0.2	100
Selling, general and administrative expenses	(0.1)	-	(0.1)	(100)	(0.1)	-	(0.1)	(100)
Operating income (GAAP)	$75.8	$65.9	$9.9	15	$202.6	$176.2	$26.4	15

DOORS
Operating income before charges/gains (a)	$12.1	$7.5	$4.6	61	$21.7	$12.0	$9.7	81
Operating income (GAAP)	$12.1	$7.5	$4.6	61	$21.7	$12.0	$9.7	81

SECURITY & STORAGE
Operating income before charges/gains(a)	$27.6	$29.5	$(1.9)	(6)	$59.4	$68.1	$(8.7)	(13)
Restructuring charges (1)	(0.4)	-	(0.4)	(100)	(2.5)	-	(2.5)	(100)
Other charges (2)
Cost of products sold	(0.1)	-	(0.1)	(100)	(0.2)	-	(0.2)	(100)
Operating income (GAAP)	$27.1	$29.5	$(2.4)	(8)	$56.7	$68.1	$(11.4)	(17)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) Other charges which were recorded in cost of products sold or selling, general and administrative expenses, represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such charges or gains may include losses on disposal of inventories, trade receivables, allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

RECONCILIATION OF PERCENTAGE CHANGE IN CABINETS NET SALES EXCLUDING THE IMPACT FROM THE EXIT OF BUILDER DIRECT BUSINESS IN THE WEST AND THE LARGE VANITY PRODUCT LAUNCH TO PERCENTAGE CHANGE IN NET SALES (GAAP)

Three Months Ended September 30, 2014

CABINETS
Percentage change in Net Sales excluding Q3 2013 impacts	10%
Exit of builder direct business in the west	(3%)
Large bath vanity product launch in Q3 2013	(4%)
Other WoodCrafters items	(2%)
Percentage change in Net Sales (GAAP)	1%

Cabinets net sales excluding the impact from the exit of builder direct business in the west and a large bath vanity product launch in the third quarter 2013 and other WoodCrafters items is net sales derived in accordance with GAAP excluding the impact from the exit of builder direct business in the west and GAAP net sales from a large bath vanity product launch in the third quarter 2013 and other WoodCrafters items.  Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period.  This measure may be inconsistent with similar measures presented by other companies.

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges, an asset impairment charge and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com